SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/29/2004
FILE NUMBER 811-2729
SERIES NO.: 7

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $    427
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $    278
              Personal Class                 $     11
              Cash Management Class          $     16
              Reserve Class                  $      1
              Resource Class                 $     40

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0044
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0032
              Personal Class                 $000.0017
              Cash Management Class          $000.0040
              Reserve Class                  $000.0004
              Resource Class                 $000.0036

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class               61,891
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                    106,473
              Personal Class                     6,929
              Cash Management Class              6,468
              Reserve Class                          0
              Resource Class                    10,506

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00